SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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Infinity Energy Resources, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing proxy Statement, if Other Than the Registrant)
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INFINITY ENERGY RESOURCES, INC.
950 Seventeenth Street, Suite 800
Denver, Colorado 80202
(720) 932-7800

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 23, 2006

TO THE SHAREHOLDERS OF INFINITY ENERGY RESOURCES, INC.:

Notice hereby is given that the annual meeting of shareholders of Infinity Energy Resources, Inc. will be held at the offices of Davis Graham & Stubbs LLP, 1550 Seventeenth Street, Suite 500, Denver, Colorado, on May 23, 2006, at 9:00 a.m., Mountain Time, for the following purposes:

1. To elect five (5) directors to serve until the 2007 annual meeting of shareholders and until their successors have been duly elected and qualified;

2. To approve the 2006 Equity Incentive Plan;

3. To ratify the appointment of Ehrhardt Keefe Steiner & Hottman, P.C. as our independent registered public accounting firm for the current fiscal year; and

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

Only holders of the $.0001 par value common stock of record at the close of business on May 1, 2006 will be entitled to notice of and to vote at the meeting and at any and all adjournments thereof.

Our Annual Report on Form 10-K for the year ended December 31, 2005 is being mailed with this proxy statement to all of our shareholders, and the board of directors urges you to read it.

All shareholders, whether or not they expect to attend the annual meeting of shareholders in person, are urged to sign and date the enclosed proxy and return it promptly in the enclosed postage-paid envelope which requires no additional postage if mailed in the United States. Shareholders who attend the meeting may revoke their proxies and vote in person if they so desire.

BY ORDER OF THE BOARD OF DIRECTORS

JAMES A. TUELL
PRESIDENT AND
CHIEF EXECUTIVE OFFICER

Denver, Colorado
May 1, 2006

PROXY STATEMENT
GENERAL INFORMATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CORPORATE GOVERNANCE
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 APPROVAL OF 2006 EQUITY INCENTIVE PLAN
PROPOSAL NO. 3 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
APPENDIX A

INFINITY ENERGY RESOURCES, INC.
950 Seventeenth Street, Suite 800
Denver, Colorado 80202
(720) 932-7800

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 23, 2006

GENERAL INFORMATION

This proxy statement is furnished to shareholders of Infinity Energy Resources, Inc. (“Infinity,” “we” or the “Company”), for use at our annual meeting of shareholders to be held at the offices of Davis Graham & Stubbs LLP, 1550 Seventeenth Street, Suite 500, Denver, Colorado, on May 23, 2006, at 9:00 a.m., Mountain Time, and at any and all adjournments thereof. It is anticipated that this proxy statement and the accompanying proxy will be mailed to our shareholders on or about May 3, 2006.

Any person signing and returning the enclosed proxy may revoke it at any time before it is voted by giving written notice of such revocation to Infinity, or by voting in person at the meeting. The expense of soliciting proxies, including the cost of preparing, assembling and mailing this proxy material to shareholders, will be borne by Infinity. It is anticipated that solicitations of proxies for the meeting will be made only by use of the mails; however, we may use the services of our directors, officers and employees to solicit proxies personally or by telephone, without additional salary or compensation to them. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting materials to the beneficial owners of our shares held of record by such persons, and we will reimburse such persons for their reasonable out-of-pocket expenses incurred by them in the performance of that task.

The presence of the holders of a majority of the outstanding shares of common stock entitled to vote at the annual meeting, whether in person or by proxy, constitutes a quorum at the annual meeting. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.

Abstentions and withheld votes for directors will be treated as shares that are present and entitled to vote for purposes of determining whether a quorum exists, but will not be counted as a vote in favor of such matter.

A broker non-vote occurs when a nominee holding shares of common stock for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Votes Required

•	Election of Directors: The election of each nominated director requires the affirmative vote of the majority of the shares represented at the annual meeting, in person or by proxy. Any shares not voted (whether by withholding the vote, broker non-vote or otherwise) have no impact in the election of a director.

•	Approval of the 2006 Equity Incentive Plan: To be approved, this matter must receive the affirmative vote of the holders of a majority of those shares present in person or by proxy at the meeting and entitled to vote. Broker non-votes and abstentions on this matter have no impact on this matter.

•	Ratification of the Appointment of Ehrhardt Keefe Steiner & Hottman, P.C.: To be approved, this matter must receive the affirmative vote of the holders of a majority of those shares present in person or by proxy at the meeting and entitled to vote. Broker non-votes and abstentions on this matter have no impact on this matter.

All shares represented by valid proxies will be voted in accordance therewith at the meeting. Our Annual Report on Form 10-K for the year ended December 31, 2005 accompanies this proxy statement, but does not constitute part of these proxy soliciting materials.

All voting rights are vested exclusively in the holders of Infinity’s $.0001 par value common stock. Only shareholders of record at the close of business on May 1, 2006, are entitled to notice of and to vote at the meeting or any adjournment thereof. On May 1, 2006, we had 14,203,115 shares of $.0001 par value common stock outstanding, each share of which is entitled to one vote on all matters to be voted upon at the meeting, including the election of directors.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number and percentage of shares of Infinity’s $.0001 par value common stock owned beneficially, as of May 1, 2006, by any person who is known to Infinity to be the beneficial owner of 5% or more of such common stock, and, in addition, by each director, nominee for director and executive officer of Infinity, and by all directors, nominees for director and executive officers of Infinity as a group. All information is taken from or based on ownership filings made by such persons with the Securities and Exchange Commission or upon information provided by such persons to Infinity. Unless otherwise noted, Infinity believes that each person shown below has sole investment and voting power. As of May 1, 2006, 14,203,115 shares of our common stock were issued and outstanding.

	Amount and Nature of	Percent
Name and Address of Beneficial Owner(1)	Beneficial Ownership	of Class

Spindrift Investors (Bermuda) L.P.(2)	1,003,000	7.1%
Wellington Management Company LLP(3)	1,905,625	13.4%
Elliot M. Kaplan(4)	44,100	*
Robert O. Lorenz(5)	62,600	*
Leroy C. Richie(6)	118,500	*
Stanton E. Ross(7)	996,038	6.9%
James A. Tuell(8)	147,500	1.0%
Timothy A. Ficker(9)	54,625	*
James W. Dean(10)	69,750	*
Stephen D. Stanfield(11)	123,500	*
All directors, nominees for director, and executive officers as a group (8 persons)(12)	1,616,613	10.8%

*	The percentage of shares beneficially owned is less than 1%.

(1)	The address of these persons, unless otherwise noted, is Infinity Energy Resources, Inc., 950 Seventeenth Street, Suite 800, Denver, Colorado 80202.

(2)	The address of Spindrift Investors (Bermuda) L.P. (“Spindrift”) is c/o Wellington Management Company, LLP, 75 State St., Boston, MA 02109. The 1,003,000 shares are also beneficially owned by Wellington Global Holdings, Ltd. (“WGHL”), and each of Spindrift and WGHL have shared voting and dispositive power.

(3)	The address of Wellington Management Company, LLP (“WMC”) is 75 State St., Boston, MA 02109. WMC is a registered investment advisor and may be deemed to be the beneficial owner of 1,905,625 of our shares. These shares are owned of record by clients of WMC.

(4)	Includes 40,000 shares which may be purchased within 60 days under stock options held by Mr. Kaplan.

(5)	Includes 55,000 shares which may be purchased within 60 days under stock options held by Mr. Lorenz.

(6)	Includes 118,500 shares which may be purchased within 60 days under stock options held by Mr. Richie.

(7)	Includes 220,000 shares which may be purchased within 60 days under stock options held by Mr. Ross. Mr. Ross has pledged 440,000 shares of Infinity common stock owned by him to support a margin loan from a brokerage firm in the current amount of approximately $550,000. Under this arrangement, Infinity common stock owned by Mr. Ross could be sold by the brokers to meet margin calls or under certain other conditions.

(8)	Includes 105,000 shares which may be purchased within 60 days under stock options held by Mr. Tuell.

(9)	Includes 50,000 shares which may be purchased within 60 days under stock options held by Mr. Ficker.

(10)	Includes 60,000 shares which may be purchased within 60 days under stock options held by Mr. Dean.

(11)	Includes 123,500 shares which may be purchased within 60 days under stock options held by Mr. Stanfield.

(12)	Includes options to purchase 772,000 shares exercisable within 60 days.

CORPORATE GOVERNANCE

Meetings and Committees of the Board of Directors

The board of directors held 10 meetings during the year ended December 31, 2005.

Audit Committee.  Infinity has an Audit Committee, comprised of Elliot M. Kaplan, Robert O. Lorenz, and Leroy C. Richie, which held 8 meetings during 2005. Each member of the Audit Committee is independent as defined in the NASDAQ listing standards. The Audit Committee reviews our financial reporting process, system of internal controls, audit process and process for monitoring compliance with applicable law and our code of conduct. The Audit Committee is also responsible for the engagement and evaluation of the performance of our independent auditor.

The board of directors has adopted a written charter for the Audit Committee, a copy of which is available on Infinity’s website at http://www.infinity-res.com. To access our corporate governance materials, click on “Governance” and then click on “Committees.”

The board of directors has determined that Mr. Lorenz qualifies as an “Audit Committee Financial Expert” as that term is defined in rules promulgated by the Securities and Exchange Commission and that each member of the Audit Committee meets the financial sophistication requirements contained in the NASDAQ listing standards.

Compensation Committee.  Infinity has a Compensation Committee, comprised of Messrs. Kaplan, Lorenz, and Richie, which met one time during 2005. Each of the members of the Compensation Committee is independent as defined in the NASDAQ listing standards. The responsibilities of the Compensation Committee include evaluating the performance of and approving the compensation of the Chief Executive Officer, periodically reviewing and recommending compensation arrangements for other executive officers and administering Infinity’s stock compensation plans.

The board of directors has adopted a charter for the Compensation Committee, a copy of which is available on Infinity’s website at http://www.infinity-res.com. To access our corporate governance materials, click on “Governance” and then click on “Committees.”

Corporate Governance and Nominating Committee.  Our Corporate Governance and Nominating Committee, which is comprised of Messrs. Kaplan, Lorenz, and Richie, met one time during 2005. Each of the members of the Committee is independent as defined in the NASDAQ listing standards. The Corporate Governance and Nominating Committee is responsible for selecting and evaluating potential board of director nominees, overseeing corporate governance issues and reviewing all matters pertaining to fees and retainers paid to directors for service on the board of directors or a board committee.

The board of directors has adopted a charter for the Corporate Governance and Nominating Committee, a copy of which is available on Infinity’s website at http://www.infinity-res.com. To access our corporate governance materials, click on “Governance” and then click on “Committees.”

The Corporate Governance and Nominating Committee will receive, review and evaluate director candidates recommended by shareholders. The Committee has adopted written procedures to be followed by shareholders in submitting such recommendations. Candidates proposed by shareholders will be evaluated by the Committee in the same manner as candidates who are not proposed by shareholders. While shareholders may propose director nominees at any time, Infinity must receive the required notice (described below) on or before the date set forth in the prior year’s annual proxy statement under the heading “Shareholder Proposals” in order to be considered by the Corporate Governance and Nominating Committee in connection with Infinity’s next annual meeting of shareholders.

Shareholders wishing to recommend a director candidate to serve on the board may do so by providing advance written notice to the Chairman of the Corporate Governance and Nominating Committee. The notice, which should identify the candidate and include the information described below, shall be sent to the following address:

Infinity Energy Resources, Inc.
Attn: Chairman of the Corporate Governance and Nominating Committee
c/o Corporate Secretary
950 Seventeenth Street, Suite 800
Denver, Colorado 80202

The notice shall contain the following information:

•	The name of the nominating shareholder(s) and the address, phone number and e-mail address at which the nominating shareholder(s) can be contacted.

•	Evidence of the number of shares of Infinity’s common stock held by the nominating shareholder(s), a statement of how long the nominating shareholder(s) has held those shares, and a statement that the nominating shareholder(s) will continue to hold those shares at least through our next annual meeting of shareholders.

•	The candidate’s full name, together with the address, phone number and e-mail address at which the candidate can be contacted.

•	A statement of the candidate’s qualifications and experiences, and any other qualities that the nominating shareholder(s) believes that the candidate would bring to the board.

•	A description of any relationship and all arrangements or understandings, if any, between the nominating shareholder(s) and the candidate and any other person or persons with respect to the candidate’s proposed service on the board.

•	Information that would bear on the independence of the recommended candidate (such as affiliated transactions or relationships).

•	Any proceedings adverse to the Company, including legal proceedings, to which the recommended candidate or an associate is a party.

•	Information regarding whether the nominating shareholder(s) or recommended candidate has plans to submit proposals for the Company or seeks to address any personal interest involving the Company.

•	The candidate’s resume, which must include at a minimum a detailed description of the candidate’s business, professional or other appropriate experience for at least the last ten (10) years, a list of other boards of directors on which the candidate currently serves or on which he or she served in the last ten (10) years, and undergraduate and post-graduate educational information.

•	A written statement, signed by the candidate, agreeing that if he or she is selected by the Committee and the board, he or she will (i) be a nominee for election to the board, (ii) provide all information necessary for us to include in our proxy statement under applicable SEC or Nasdaq rules, and (iii) serve as a director if he or she is elected by shareholders.

•	Any additional information that the nominating shareholder(s) believes is relevant to the Committee’s consideration of the candidate.

A nominee for director should be a person of integrity and be committed to devoting the time and attention necessary to fulfill his or her duties to Infinity. The Corporate Governance and Nominating Committee will evaluate the independence of directors and potential directors, as well as their business experience, understanding of and experience in the energy industry, personal skills, or specialized skills or experience, relative to those of the then-current directors. Diversity of background and experience, including diversity of race, ethnicity, international background, gender and age, are also important factors in evaluating candidates for board membership. The Committee will also consider issues involving possible conflicts of interest of directors or potential directors, the results of interviews of selected candidates by members of the Committee and the board, and the totality of the circumstances.

Lead Outside Director

Leroy C. Richie serves as our lead outside director. In this capacity, Mr. Richie has frequent contact with Mr. Tuell and other members of management on a broad range of matters. The Board of Directors has determined that Mr. Richie meets the NASDAQ standard for independence.

Communication with Security Holders

Infinity has established a process for security holders to send communications to the board of directors. Security holders wishing to send communications to the Board of Directors of Infinity Energy Resources, Inc. should write or send an email to the board of directors at:

Board of Directors
Infinity Energy Resources, Inc.
950 Seventeenth Street, Suite 800
Denver, Colorado 80202
email: directors@infinity-res.com

All such communication shall state the type and amount of Company securities held by the security holder and shall clearly state that the communication is intended to be shared with the board of directors, or if applicable, with a specific committee of the board. All such communications will be forwarded promptly to the members of the board or specific board committee.

Director Attendance at the Annual Meeting

All members of the board of directors are encouraged, but not required, to attend the annual meeting of shareholders. All five of Infinity’s directors attended the 2005 annual meeting of shareholders.

Code of Ethics

Infinity has adopted a code of ethics that applies to the directors, senior executive and financial officers, and other executive officers. In addition, Infinity has adopted a code of ethics and business conduct which applies to all employees. The code of ethics for directors and officers and the code of ethics and business conduct for employees are available on Infinity’s website at http://www.infinity-res.com. To access our corporate governance materials, click on “Governance.”

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires Infinity’s directors, executive officers and persons who own more than ten percent of a registered class of Infinity’s equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Infinity. Directors, executive officers and greater-than-ten-percent shareholders are required by Commission regulations to furnish Infinity with copies of all Section 16(a) forms that they file.

Based solely on the written and oral representations of its directors and executive officers and a review of copies of Forms 3, 4 and 5 that were filed with the Commission, Infinity believes that all filing requirements pursuant to Section 16(a) were complied with during 2005.

Executive Compensation and Other Information

The following tables set forth information regarding executive compensation for Infinity’s President and Chief Executive Officer and each other executive officer who received compensation in excess of $100,000 during the year ended December 31, 2005.

SUMMARY COMPENSATION TABLE

		Annual				Long-Term
		Compensation				Compensation
				Other		Restricted	Securities
				Annual		Security	Underlying	All Other
		Salary	Bonus	Compensation		Awards	Options	Compensation
Name and Principal Position	Year	($)	($)	($)		($)	(#)	($)

Stanton E. Ross	2005	$193,269	$27,900	$1,270	(8)	—	60,000	$8,510	(1)(7)
Chairman(2)	2004	$162,500	$25,000	$2,050	(8)	—	60,000	$7,555	(1)(7)
	2003	$110,000	—	$16,965	(3)	—	—	$1,005	(1)
James A. Tuell	2005	$182,462	$25,000	—		—	90,000	$7,038	(7)
President and Chief Executive Officer(4)	2004	$143,308	$25,000	—		—	20,000	$3,240	(7)
Stephen D. Stanfield	2005	$134,865	$30,000	$2,250	(8)	—	45,000	$5,168	(1)(7)
Senior Vice President,	2004	$96,717	$20,000	$1,250	(8)	—	35,000	$4,336	(1)(7)
Oilfield Services	2003	$81,417	—	$1,895	(8)	—	—	$780	(1)
Timothy A. Ficker	2005	$107,308	$25,000	—		—	50,000	—
Vice President, Chief Financial Officer and Secretary(5)
James W. Dean	2005	$136,538	$27,500	—		—	40,000	6,462	(7)
Vice President — Strategic and Corporate Development(6)	2004	$79,231	$25,000	—		—	20,000	2,000	(7)

(1)	Amount shown includes premiums paid of $1,005 and $780 on life insurance policies for the benefit of Messrs. Ross and Stanfield, respectively.

(2)	Mr. Ross served as Chairman, President and Chief Executive Officer of Infinity until June 2005, and served as Chairman after June 2005.

(3)	Amount shown includes $10,720 for personal use of company aircraft which was reported as taxable income.

(4)	Mr. Tuell joined Infinity in February 2004 and was named President and Chief Executive Officer in June 2005.

(5)	Mr. Ficker joined Infinity in May 2005.

(6)	Mr. Dean joined Infinity in March 2004.

(7)	Amount shown includes employer matching contributions to Infinity’s 401(k) plan for the benefit of Messrs. Ross, Tuell, Stanfield and Dean of $7,505, $7,038, $4,388, and $6,462, respectively, in 2005, and $6,550, $3,240, $3,556, and $2,000, respectively, in 2004.

(8)	Amount shown represents the taxable lease value attributed to personal use of Company vehicle by Messrs. Ross and Stanfield.

OPTION GRANTS IN LAST FISCAL YEAR

	Number of				Potential Realizable Value
	Securities	Percent of			at Assumed Annual Rates
	Underlying	Total Options	Individual Grants		of Share Price
	Options	Granted to	Exercise or		Appreciation for
	Granted	Employees in	Base Price	Expiration	Option Term
Name	(#)	Fiscal Year	($/Sh)	Date	5%($)	10%($)

Stanton E. Ross	20,000	3.8%	$8.50	2/3/2015	$106,912	$270,936
Stanton E. Ross	40,000	7.5%	7.51	7/18/2015	$188,920	$478,760
James A. Tuell	30,000	5.7%	8.50	2/3/2015	$160,368	$406,404
James A. Tuell	60,000	11.3%	7.51	7/18/2015	$283,380	$718,140
Stephen D. Stanfield	20,000	3.8%	8.50	2/3/2015	$106,912	$270,936
Stephen D. Stanfield	25,000	4.7%	7.51	7/18/2015	$118,075	$299,225
Timothy A. Ficker	20,000	3.8%	7.80	5/16/2015	$98,108	$248,624
Timothy A. Ficker	30,000	5.7%	7.51	7/18/2015	$141,690	$359,070
James W. Dean	20,000	3.8%	8.50	2/3/2015	$106,912	$270,936
James W. Dean	20,000	3.8%	7.51	7/18/2015	$94,460	$239,380

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

			Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised		In-the-Money Options at
	Acquired	Value	Options at Fiscal Year-End		Fiscal Year-End
	on Exercise	Realized	(#)		($)
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Stanton E. Ross	90,000	$589,200	220,000	—	$260,000	—
James A. Tuell	—	—	110,000	—	$54,000	—
Stephen D. Stanfield	15,200	$62,900	123,500	—	$153,300	—
Timothy A. Ficker	—	—	50,000	—	—	—
James W. Dean	—	—	60,000	—	$54,000	—

Infinity has no employment agreements with any of its executive officers.

Non-employee members of the board of directors receive a quarterly retainer of $6,000, and meeting fees of $1,000 for attendance at each in-person meeting and $500 for participation in each telephonic meeting. In addition, the Chairman of the Audit Committee and the lead outside director each receive quarterly fees of $2,500 for serving in those roles. Directors are also entitled to reimbursement of reasonable travel expenses incurred by them in attending board meetings.

Infinity has no retirement, pension, profit sharing or other plans covering its officers and directors except as disclosed below and except for a 401(k) Plan. Since January 1, 2004, Infinity has matched employee contributions to the 401(k) Plan on a dollar for dollar basis up to 4% of the employee’s gross salary. All employees of Infinity and its subsidiaries, including the named executive officers, who have been employed for a minimum of ninety days, are eligible to participate in the 401(k) Plan.

Stock Option Plans

Over the past thirteen years, we have established several stock option plans which allow the board to grant stock options from time to time to Infinity’s employees, officers, directors and consultants. Other than the number of shares authorized under each plan, the plans are identical. Pursuant to the stock option plans, the board has the power to determine at the time the option is granted whether the option will be an Incentive Stock Option (an option which qualifies under Section 422 of the Internal Revenue Code of 1986) or an option which is not an Incentive Stock Option. Incentive Stock Options may be granted only to persons who are employees of Infinity. Vesting provisions are determined by the board at the time the options are granted. Each of the plans may be amended by the board of directors at any time, provided that the board may not amend any plan to materially increase the benefits accruing to participants under the plan, or materially change the eligible classes of participants without shareholder approval.

The table below sets forth the name of each of our stock option plans, the date each plan was approved by shareholders, the number of options outstanding under each plan and the range of exercise prices of outstanding options:

	Date of Shareholder	Options Outstanding at	Exercise Price
Name of Plan	Approval	December 31, 2005	($/Share)

2000 Stock Option Plan	July 2000	4,200	$8.50
2001 Stock Option Plan	July 2001	21,800	$5.00 to $8.50
2002 Stock Option Plan	June 2002	304,000	$5.00 to $8.50
2003 Stock Option Plan	June 2003	360,000	$7.51 to $8.70
2004 Stock Option Plan	June 2004	358,250	$4.26 to $7.51
2005 Stock Option Plan	June 2005	335,000	$7.51

On March 1, 2006, the board of directors adopted, subject to shareholder approval, an equity incentive plan (the “2006 Plan”). The 2006 Plan is being presented to shareholders for approval at the May 23, 2006 annual meeting of shareholders. See “Proposal No. 2 — Approval of 2006 Equity Incentive Plan.”

Current Executive Officers

The following table sets forth the name and age of each of our executive officers, indicating all positions and offices with Infinity presently held:

Name	Age	Positions and Offices Held

Stanton E. Ross	44	Chairman
James A. Tuell	46	President and Chief Executive Officer
Stephen D. Stanfield	50	Senior Vice President, Oilfield Services of Infinity Energy Resources, Inc. President of Consolidated Oil Well Services, Inc.
Timothy A. Ficker	38	Vice President, Chief Financial Officer and Secretary
James W. Dean	39	Vice President, Strategic and Corporate Development

Set forth below are the names of all executive officers of Infinity, all positions and offices with Infinity held by each such person, the period during which he has served as such, and the principal occupations and employment of such persons during at least the last five years:

Stanton E. Ross.  Mr. Ross has been Chairman of Infinity Energy Resources, Inc. since March 1992. He served as President, Chief Executive Officer and Treasurer from March 1992 until June 2005. For a detailed description of Mr. Ross’ business experience, see “Proposal No. 1 — Election of Directors.”

James A. Tuell.  Mr. Tuell has been President and Chief Executive Officer of Infinity Energy Resources, Inc. since June 2005 and a director since April 2005. He served as Executive Vice President of Infinity Energy Resources, Inc. from March 2005 until June 2005. He has served as President of Infinity Oil & Gas of Wyoming, Inc. and Infinity Oil and Gas of Texas, Inc. since February 2004 and June 2004, respectively. For a detailed description of Mr. Tuell’s business experience, see “Proposal No. 1 — Election of Directors.”

Stephen D. Stanfield.  Mr. Stanfield has been Senior Vice President, Oil Field Services of Infinity Energy Resources, Inc. since June 2004. He also served as the Chief Operating Officer of Consolidated Oil Well Services, Inc., a wholly-owned subsidiary of Infinity Energy Resources, Inc., from October 2000 to March 2004, when he was promoted to President of Consolidated Oil Well Services, Inc. Prior to joining

Infinity, Mr. Stanfield was an Assistant Manager with Crude Marketing Inc. from February 2000 to October 2000. Crude Marketing Inc. buys, transports and sells crude oil in eastern Kansas and northeastern Oklahoma. From 1990 to February 2000, Mr. Stanfield was employed with EOTT Energy, which was based in Houston, Texas. Mr. Stanfield served as Operations Coordinator for the Mid-Continent Region and was responsible for coordinating crude oil transportation in a nine state area. Mr. Stanfield began his career in the oil and gas industry in 1981 with American Fracmaster Inc., which was headquartered in Oklahoma City, Oklahoma. He served as a Service Supervisor, Operations Manager, and Sales Representative at the company’s Chanute, Kansas and Bartlesville, Oklahoma facilities. He was employed with American Fracmaster Inc. until it sold its eastern Kansas operation to Eastern Frac Inc., with which Mr. Stanfield remained until 1988. Mr. Stanfield served with the United States Air Force from 1976 to 1980.

Timothy A. Ficker.  Mr. Ficker has been Infinity’s Vice President, Chief Financial Officer and Secretary since May 2005. From October 2003 through April 2005, Mr. Ficker served as an audit partner in KPMG LLP’s Denver office, and from June 2002 through September 2003, he served as an audit director for KPMG LLP. From September 1989 through June 2002, Mr. Ficker worked for Arthur Andersen LLP, as an audit partner since September 2001, where he served clients primarily in the energy industry. Mr. Ficker is a certified public account and received a B.B.A. in Accounting from Texas A&M University.

James W. Dean.  Mr. Dean has been Infinity’s Vice President, Strategic and Corporate Development since March 2004. Prior to joining Infinity, Mr. Dean was an investment banker with First Albany Capital, Inc. from 2000 to 2004, with clients and transactional experience focused in the energy industry, primarily related to oil and gas exploration and production. From 1996 to 2000, Mr. Dean worked for Key Energy Services, Inc., most recently as Vice President of Financial Planning and Analysis and, prior to that, Manager of Financial Planning and Analysis. From 1991 to 1996, Mr. Dean worked in energy corporate finance for Rauscher Pierce Refsnes, Inc., now RBC Capital Markets, and worked for Petrie Parkman & Co. in its mergers and acquisitions group in 1996. Mr. Dean began his career in 1990 at Price Waterhouse in its tax department. Mr. Dean received a B.A. in economics and managerial studies from Rice University.

Infinity’s executive officers hold office until the first board meeting following the next annual meeting of the shareholders of Infinity which is currently scheduled for May 23, 2006.

Performance Graph

The following graph presents a comparison of the yearly percentage change in the cumulative total return on Infinity’s Common Stock over the period from December 31, 2000 to December 31, 2005, with the cumulative total return of the Nasdaq Composite Index and of the American Stock Exchange Natural Resource Industry Index of publicly traded companies over the same period. The graph assumes that $100 was invested on December 31, 2000, in Infinity’s Common Stock at the closing market price at the beginning of this period and in each of the other two indices and the reinvestment of all dividends, if any.

Shareholders are cautioned against drawing any conclusions from the data contained therein, as past results are not necessarily indicative of future financial performance.

Comparison of Five-Year Cumulative Total Returns
Performance Graph for Infinity Energy Resources, Inc.

	2000	2001	2002	2003	2004	2005
Infinity	100	175.7	269.9	128.8	266.7	227.5
NASDAQ Composite Index	100	78.9	54.1	81.1	88.1	89.3
AMEX Natural Resource Industry Index	100	81.1	89.4	132.6	169.4	259.2

Certain Relationships and Related Transactions

Infinity was paid approximately $63,500 for the use of an aircraft owned by the Company during 2005 by two entities in which Mr. Ross and his brother own significant interests.

Report of the Compensation Committee

The Compensation Committee is currently comprised of Elliot M. Kaplan, Robert O. Lorenz, and Leroy C. Richie. The Committee is responsible for establishing and administering the compensation philosophy, policies, and plans for our non-employee directors and executive officers.

Infinity’s executive compensation philosophy is that compensation should largely be tied to our performance and the sustained creation of shareholder value. Infinity’s compensation programs are also designed to encourage share ownership. Infinity believes that share ownership effectively aligns the interests of executives with those of our shareholders.

In determining compensation levels for 2005, the Compensation Committee conducted a subjective evaluation of each officer’s performance and contributions to Infinity and also considered Infinity’s past performance, future prospects and long-term growth potential. Our executive compensation program consists of three principal components: base salary, stock option awards and discretionary bonus awards. These components are described below:

Base Salary.  Executive salaries were established initially at levels consistent with the salaries of industry peers of similar size and with similar growth prospects. The Committee considered the factors listed above, as well as increases in the cost of living as reported in various indices, in setting the level of base salary in 2005.

Stock Option Awards.  Infinity has several stock option plans under which executive officers may be granted options to purchase Infinity’s common shares. In determining the specific grants for 2005, the board of directors issued stock option grants consistent with our compensation philosophy of aligning the interests of executives with those of our shareholders and encouraging share ownership by executives as well as Infinity’s need to attract and retain key officers.

Discretionary Bonus Awards.  In determining discretionary bonus awards relating to 2005 performance, the Compensation Committee considered the factors listed above as well as the overall financial condition of Infinity. Discretionary bonuses aggregating $135,400, or approximately 18% of total executive salaries, were awarded to the Company’s five senior executives.

Chief Executive Officer’s 2005 Compensation.  Mr. Tuell’s base salary was increased from $162,000 to $190,000 in April 2005, in conjunction with the Committee’s annual review of officers’ salaries. In establishing Mr. Tuell’s salary for 2005, the Committee considered the factors listed above, as well as Mr. Tuell’s increasing responsibilities and his continued significant contributions to Infinity’s fundraising efforts.

Submitted by the Compensation Committee:

Elliot M. Kaplan
Leroy C. Richie
Robert O. Lorenz

Report of the Audit Committee

The Audit Committee of the board of directors currently consists of Elliot M. Kaplan, Robert O. Lorenz, and Leroy C. Richie, each of whom is independent as defined in the NASDAQ listing standards. The Audit Committee assists the board in fulfilling its responsibilities for the oversight of the integrity of Infinity’s financial statements, its compliance with legal and regulatory requirements, the performance of the independent audit, and the independence and qualifications of Infinity’s independent registered public accountants who report directly to the Audit Committee. The Audit Committee operates under a charter approved by the board. The Audit Committee met 8 times during the year ended December 31, 2005.

Infinity’s management has responsibility for preparing the consolidated financial statements and the financial reporting process, including the system of internal controls. Infinity’s independent registered public accountants, Ehrhardt Keefe Steiner & Hottman, P.C., are responsible for performing an independent audit of the consolidated financial statements in accordance with the standards established by the Public Company Accounting Oversight Board (United States), and for issuing a report on the results of that independent audit.

In this context, the Audit Committee hereby reports as follows:

1. The Audit Committee met with management and Ehrhardt Keefe Steiner & Hottman, P.C., and reviewed and discussed the audited consolidated financial statements;

2. The Audit Committee discussed with Ehrhardt Keefe Steiner & Hottman, P.C. the matters required by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU 380); and

3. The Audit Committee received from and discussed with Ehrhardt Keefe Steiner & Hottman, P.C. the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as modified and supplemented, regarding the firm’s independence.

In reliance on the review and discussions referred to above, the Audit Committee recommended to the board that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission. The Audit Committee also recommended to the board the selection of Ehrhardt Keefe Steiner & Hottman, P.C. to serve as Infinity’s independent registered public accounting firm for the year ending December 31, 2006.

Submitted by the members of the Audit Committee:

Robert O. Lorenz
Leroy C. Richie
Elliot M. Kaplan

Equity Compensation Plan Information

The following table provides information as of December 31, 2005, with respect to shares of Infinity’s Common Stock that may be issued under equity compensation plans:

Number of Securities
Remaining Available for
	Number of Securities to	Weighted-Average	Future Issuance Under
	be Issued Upon Exercise	Exercise Price of	Equity Compensation
	of Outstanding Options,	Outstanding Options,	Plans (Excluding Securities
	Warrants and Rights	Warrants and Rights	Reflected in Column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	1,383,250	$6.52	140,881
Equity compensation plans not approved by security holders	—	—	—

Total	1,383,250	$6.52	140,881

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee in 2005, Elliot M. Kaplan, Robert O. Lorenz and Leroy C. Richie, has ever been an officer or employee of Infinity or its subsidiaries. All relationships between these directors and Infinity required to be disclosed have been disclosed elsewhere in this proxy statement.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Infinity’s board of directors is comprised of five directors. The board of directors has nominated for election as directors Messrs. Ross, Tuell, Kaplan, Lorenz and Richie, all of whom are current members of the board of directors. The directors will hold office until the next annual meeting of shareholders and until their successors are elected and qualified or until their earlier death, resignation or removal. The person named as “proxy” in the enclosed form of proxy will vote the shares represented by all valid returned proxies in accordance with the specifications of the shareholders returning such proxies. If at the time of the meeting any of the nominees named below should be unable to serve, which event is not expected to occur, the discretionary authority provided in the proxy will be exercised to vote for such substitute nominee or nominees, if any, as shall be designated by the board of directors.

The following table sets forth the name and age of each director, indicating all positions and offices with Infinity presently held, and the period during which each person has served as a director:

		Positions and Offices Held and
Name	Age	Term as a Director

Stanton E. Ross	44	Chairman and Director since March 1992
James A. Tuell	46	President and Chief Executive Officer; Director since April 2005
Elliot M. Kaplan	55	Director since July 2004
Robert O. Lorenz	59	Director since January 2004
Leroy C. Richie	64	Director since June 1999

The board of directors has determined that Messrs. Kaplan, Lorenz, and Richie are independent as defined in the NASDAQ listing standards.

Set forth below are the names of all directors and nominees for director of Infinity, all positions and offices with Infinity held by each such person, the period during which each has served as such, and the principal occupations and employment of such persons during at least the last five years:

Stanton E. Ross.  Mr. Ross has been Chairman of Infinity Energy Resources, Inc. since March 1992. He served as President, Chief Executive Officer and Treasurer from March 1992 through June 2005. Since September 2005, Mr. Ross has served as the Chairman, Chief Executive Officer and a director of Digital Ally, Inc. From 1991 until March 1992, he founded and served as President of Midwest Financial, a financial services corporation involved in mergers, acquisitions and financing for corporations in the Midwest. From 1990 to 1991, Mr. Ross was employed by Duggan Securities, Inc., an investment banking firm in Overland Park, Kansas, where he primarily worked in corporate finance. From 1989 to 1990, he was employed by Stifel, Nicolaus & Co., a member of the New York Stock Exchange, where he was an investment executive. From 1987 to 1989, Mr. Ross was self-employed as a business consultant. From 1985 to 1987, Mr. Ross was President and founder of Kansas Microwave, Inc. which developed a radar detector product. From 1981 to 1985, he was employed by Birdview Satellite Communications, Inc., which manufactured and marketed home satellite television systems, initially as a salesman and later as National Sales Manager.

James A. Tuell.  Mr. Tuell has served as a director of Infinity Energy Resources, Inc. since April 2005 and as President and Chief Executive Officer since June 2005. From March 2005 until June 2005, he served as Executive Vice President of Infinity Energy Resources, Inc. Mr. Tuell has also served as President of Infinity Oil & Gas of Wyoming, Inc. and Infinity Oil and Gas of Texas, Inc., wholly-owned subsidiaries of Infinity Energy Resources, Inc., since February 2004 and June 2004, respectively. Prior to joining Infinity, Mr. Tuell owned and operated an accounting and finance consultancy which served Infinity and numerous other independent energy companies from July 2001 to February 2004. From 1996 through July 2001, Mr. Tuell served as Controller and Chief Accounting Officer of Basin Exploration, Inc. From 1994 through 1996, he served as Vice President and Controller of Gerrity Oil & Gas Corporation. Mr. Tuell was employed by the independent accounting firm of Price Waterhouse from 1981 through 1994, most recently as a Senior Audit Manager. He earned a B.S. in accounting from the University of Denver and is a certified public accountant.

Elliot M. Kaplan.  Mr. Kaplan has served as a director of Infinity since July 2004. Mr. Kaplan has been a practicing attorney with Daniels & Kaplan, P.C., Attorneys at Law since 1994, specializing in corporate strategizing. From 1991 to 1993, Mr. Kaplan practiced law with the firm of Berman, DeLeve, Kuchan & Champan, with DeWitt, Zeldin & Bigus from 1990 to 1991 and with Husch, Eppenberger, Donahue, Cornfield & Jenkins from 1985 to 1990. From 1983 to 1985, Mr. Kaplan served as Vice President, Assistant General Counsel and Assistant Secretary of Air One, Inc. Mr. Kaplan currently serves as a director of Digital Ally, Inc. Mr. Kaplan received his Bachelor of Arts degree from Antioch University in 1978 and his J.D. and M.B.A. degrees from Whittier College in 1982.

Robert O. Lorenz.  Mr. Lorenz has been a director of Infinity since January 2004. Mr. Lorenz is a former audit partner of Arthur Andersen LLP. He served as the managing partner of the Arthur Andersen Oklahoma City office beginning in 1994 and as the managing partner of the Oklahoma practice beginning in 2000. He retired from

Arthur Andersen in 2002. He currently serves as a director of Kerr- McGee Corp., OGE Energy Corp and Panhandle Royalty Company. Mr. Lorenz received a bachelor’s degree in business administration from Ohio University in 1969.

Leroy C. Richie.  Mr. Richie has been a director of Infinity since June 1999. Since September 2000, he has been Chairman and Chief Executive Officer of Q Standards World Wide, Inc. From April 1999 to August 2000, he was President of Capitol Coating Technologies, Inc. From September 1998 to April 1999 he was President of Intrepid World Communications. From January 1998 to September 1998, Mr. Richie reviewed business opportunities and served as Chairman of H.P. Devco and Vice Chairman of Detroit Economic Growth Corp. and Detroit Medical Center. Mr. Richie was formerly Vice President of Chrysler Corporation and General Counsel for automotive legal affairs, where he directed all legal affairs for that company’s automotive operations from 1986 to 1997. Before joining Chrysler, he served as director of the New York office of the Federal Trade Commission. He currently serves as a director of Kerr-McGee Corp., J.W. Seligman & Co. and Digital Ally, Inc. Mr. Richie received a B.A. degree from City College of New York and a J.D. degree from the New York University School of Law.

The affirmative vote of the holders of a majority of the common stock represented and entitled to vote at the annual meeting is required for the election of directors.

The Board of Directors unanimously recommends that shareholders vote FOR the election of Stanton E. Ross, James A. Tuell, Elliot M. Kaplan, Robert O. Lorenz, and Leroy C. Richie.

PROPOSAL NO. 2

APPROVAL OF 2006 EQUITY INCENTIVE PLAN

At the annual meeting, shareholders will be asked to approve the 2006 Equity Incentive Plan (the “2006 Plan”), which was adopted, subject to shareholder approval, by the board of directors in March 2006. The 2006 Plan is attached hereto as Appendix A and the following summary description is qualified in its entirety by reference to the 2006 Plan.

As described in the table on page 8 of this proxy statement, Infinity has existing equity incentive plans under which stock options or restricted shares may be granted to employees, directors and consultants. If the 2006 Plan is approved by shareholders, Infinity contemplates that future awards may be granted under the 2006 Plan or under any or all of the other unexpired plans.

Description of the 2006 Equity Incentive Plan

The purposes of the 2006 Plan are to provide long-term incentives to Infinity’s officers, directors, employees and consultants to exert maximum efforts for the success of Infinity and to attract and retain the services of key individuals. The 2006 Plan provides for an aggregate of four hundred seventy thousand (470,000) shares of common stock (“Common Stock”) to be available for issuance. Based on the closing price of our Common Stock on April 27, 2006 of $7.59, the market value of the 470,000 shares was $3,567,000. The 2006 Plan will be terminated no later than May 23, 2016.

The 2006 Plan permits the award of stock options or restricted shares to any employee, officer, director or consultant of Infinity. Infinity currently has five directors and approximately 145 full-time employees.

The 2006 Plan will be administered by the board of directors, or one or more committees appointed by the board of directors. (The appropriate acting body, be it the board of directors or a committee within its delegated authority is referred to in this proposal as the “Administrator”). Subject to the terms of the 2006 Plan, the Administrator determines the persons to whom stock options or restricted shares are granted, the number of shares granted, the vesting schedule, if any, and the type of consideration to be paid to Infinity upon the exercise of stock options.

The Administrator may grant both incentive stock options, (“ISOs”) intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended, and non-statutory stock options (“NSOs”). ISOs may be granted only to persons who are employees of Infinity, while NSOs may also be granted to persons who are directors or consultants. Each option must be granted at an exercise price of no less than 100% of the fair market value of the Common Stock on the date of the grant. The exercise price of ISOs which are granted to a holder of more than 10% of the Common Stock must be equal or greater than 110% of fair market value. Any option granted under the 2006 Plan generally must have a term no greater than ten years but the term of an ISO granted to a holder of more than 10% of the Common Stock cannot exceed five years. The Administrator may also grant awards constituting shares of restricted stock on such terms as the Administrator shall deem appropriate, subject to the terms and conditions of the 2006 Plan.

The board of directors may, at any time and from time to time, amend the 2006 Plan in any respect provided that no such amendment may become effective without approval of the shareholders if shareholder approval is necessary to satisfy statutory or regulatory requirements, the rules of the NASD or if the board determines that shareholder approval is otherwise necessary or desirable. No amendment shall adversely affect any option holder’s rights and obligations with respect to outstanding stock options under the 2006 Plan without the consent of such award holders.

Any future benefits under the 2006 Plan will depend on Infinity’s performance and decisions of the Administrator regarding the granting of stock options and restricted shares as well as the fair market value of the Common Stock at various future dates. As a result, it is not possible to determine the benefits that will be received by directors, employees and consultants if the 2006 Plan is approved by the shareholders.

Federal Income Tax Consequences

The following is a general summary of the federal income tax consequences that may apply to recipients of the awards under the 2006 Plan. Because application of the tax laws varies according to individual circumstances, a participant should seek professional tax advice concerning the tax consequences of his or her participation in the 2006 Plan, including the potential application and effect of state, local and foreign tax laws and estate and gift tax considerations.

Incentive Stock Options.  A participant who is granted an ISO recognizes no taxable income when the ISO is granted. Generally, a participant will not recognize taxable income upon exercise of an ISO for regular income tax purposes, but generally will recognize taxable income upon the exercise of an ISO for alternative minimum tax (“AMT”) purposes (see below). A participant who exercises an ISO will recognize taxable gain or loss upon the sale of the shares underlying the option. Any gain or loss recognized on the sale of shares acquired upon exercise of an ISO is taxed as capital gain or loss if the shares have been held for more than one year after the option was exercised and for more than two years after the option was granted. If the participant disposes of the shares before the required holding periods have elapsed (a “disqualifying disposition”), the participant is taxed as though he or she had exercised an NSO, except that the ordinary income on exercise of the option is recognized in the year of the disqualifying disposition and generally is the lesser of the original spread upon exercise or the excess of the amount realized in the sale of the stock over the original option price. We will not be entitled to a deduction with respect to the ISO or the ISO shares.

Alternative Minimum Tax.  The exercise of an ISO may result in tax liability under the AMT. The AMT provides for additional tax equal to the excess, if any, of (a) 26% or 28% of “alternative minimum taxable income” in excess of a certain exemption amount, over (b) regular income tax for the taxable year. For purposes of calculating alternative minimum taxable income, an ISO is treated as if it were an NSO, so the difference between the fair market value of the shares on the date of exercise and the option price will be deemed to be income for this purpose and the taxpayer will hold the shares with a tax basis equal to such fair market value on the date of exercise for subsequent AMT purposes. Application of the AMT to any exercise of an ISO and to a disqualifying disposition of shares is complex and will vary depending upon each person’s circumstances. Each holder of an ISO is cautioned to determine the effect, if any, of an ISO exercise before it is made.

Non-Statutory Stock Options.  The tax treatment of NSOs differs significantly from the tax treatment of ISOs. No taxable income is recognized when an NSO is granted but, upon the exercise of an NSO, the difference between the fair market value of the shares underlying the option on the date of exercise (or up to 6 months later if the option is subject to Section 16(b) of the Securities Exchange Act of 1934) and the exercise price is taxable as ordinary income to the recipient and is generally deductible by Infinity. The recipient will have a tax basis in the shares equal to the fair market value on the date of exercise and the holding period for the shares will begin on the day after the date the option is exercised. For long-term capital gain treatment, the shares must be held for more than one year.

Restricted Share Awards.  A participant who receives a restricted share award does not recognize income at the time of the grant of such award. However, when shares of restricted stock are no longer subject to a substantial risk of forfeiture, grantees recognize ordinary income in an amount equal to the fair market value of the shares less the amount paid, if any, for the shares. Alternatively, the participant may elect to recognize income upon the grant of the shares and not at the time the restrictions lapse. The election is made by filing a required notice with the Internal Revenue Service within 30 days from the grant, with a copy to Infinity. We generally are entitled to deduct an amount equal to the income recognized by the grantee at the time the grantee recognizes the income.

Withholding.  Infinity may be required to withhold federal, state or local taxes in connection with any share option or other award under the 2006 Plan, including, but not limited to, withholding of any portion of any payment or withholding from other compensation payable to the participant, unless such person reimburses Infinity for such amount.

Change of Control.  If there is an acceleration of the exercisability of options upon a change of control, all or a portion of the accelerated awards may constitute “excess parachute payments” under Section 280G of the Code. Generally an employee receiving an excess parachute payment incurs an excise tax of 20% of the amount of the payment in excess of the employee’s average annual compensation over the five calendar years preceding the year of the change of control and Infinity is not entitled to a deduction for such excess amount.

This summary of the federal income tax consequences of the 2006 Plan is based on present federal tax law and regulations. The summary does not purport to be complete or applicable to every specific situation.

New Plan Benefits

Any future benefits under the 2006 Plan will depend on Infinity’s performance and decisions of the Compensation Committee or the Administrator, as applicable, regarding the granting of stock options and/or restricted shares, as well as the fair market value of the Common Stock at various future dates. As a result, it is not possible to determine the benefits that will be received by directors, officers and key employees under the 2006 Plan if it is approved by shareholders. Because Infinity had other similar equity incentive plans in effect in 2005, 2005 compensation of the directors and employees would not have been impacted if the 2006 Plan was effective prior to the beginning of the 2005 fiscal year.

Approval of the 2006 Plan will require the affirmative vote of the holders of a majority of the Common Stock of Infinity represented in person or by proxy at the meeting.

The Board of Directors unanimously recommends that shareholders vote FOR approval of the 2006 Equity Incentive Plan.

PROPOSAL NO. 3

RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The independent registered public accounting firm of Ehrhardt Keefe Steiner & Hottman, P.C. audited the consolidated financial statements of Infinity for the year ended December 31, 2005, and has been recommended by the board of directors pursuant to the recommendation of the Audit Committee to serve as our independent accountants for the current year. At the direction of the board of directors, this appointment is being presented to the shareholders for ratification or rejection at the annual meeting of shareholders. If the shareholders do not ratify the appointment of Ehrhardt Keefe Steiner & Hottman, P.C., the Audit Committee may reconsider, but will not necessarily change, its selection of Ehrhardt Keefe Steiner & Hottman, P.C. to serve as our independent accountants.

We expect that representatives of Ehrhardt Keefe Steiner & Hottman, P.C., will be present at the meeting and will be given an opportunity to make a statement if they desire to do so. We also expect that the representatives will be available to respond to appropriate questions from shareholders.

Auditor Fees

Ehrhardt Keefe Steiner & Hottman, P.C. billed Infinity the following fees for services provided during the last two fiscal years.

	2005	2004

Audit fees(1)	$167,620	$110,495
Audit-related fees(2)	92,856	26,950
Tax fees(3)	11,640	9,500
All other fees(4)	9,814	7,515

Total fees	$281,930	$154,460

(1)	Audit fees include fees for services rendered for the audit of our annual consolidated financial statements, the audit of internal control over financial reporting in 2005 and reviews of quarterly consolidated financial statements. This category includes fees for all services rendered in performance of the annual audit for the period indicated, including services performed after the fiscal year end.

(2)	Audit-related fees include services performed related to reviews of earnings releases and services performed during the period indicated in connection with the filing of various registration statements with the Securities and Exchange Commission.

(3)	Tax fees include fees for services rendered during the period indicated in connection with the preparation of our tax returns in the United States.

(4)	All other fees include services rendered in consultation on general corporate matters.

The Audit Committee charter includes certain policies and procedures regarding the pre-approval of audit and non-audit services performed by an outside accountant. The Committee is required to pre-approve all engagement letters and fees for all auditing services (including providing comfort letters in connection with securities underwritings) and non-audit services performed by the outside auditors, subject to any exception under Section 10A of the Securities Exchange Act of 1934 and any rules promulgated thereunder. Pre-approval authority may be delegated to a Committee member or a subcommittee, and any such member or subcommittee shall report any decisions to the full Committee at its next scheduled meeting. One-hundred percent of the services provided under the caption “Audit-Related Fees,” “Tax Fees” and “All Other Fees” were approved by the Audit Committee pursuant to its pre-approval policy as provided in the Audit Committee charter.

In connection with the audit of the consolidated financial statements for the year ended December 31, 2005, approximately 20% of the hours expended on the audit engagement were performed by persons other than the principal accountant’s full-time permanent employees.

The affirmative vote of the holders of a majority of the common stock present in person or represented by proxy at the meeting will be required to ratify the selection of Ehrhardt Keefe Steiner & Hottman, P.C. as Infinity’s independent registered public accounting firm.

The Board of Directors unanimously recommends that shareholders vote FOR the ratification of the appointment of Ehrhardt Keefe Steiner & Hottman, P.C. as Infinity’s independent registered public accounting firm.

Other Business

As of the date of this proxy statement, management of Infinity is not aware of any other matter to be presented at the meeting other than as set forth herein. However, if any other matters are properly brought before the meeting, the shares represented by valid proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them. A majority vote of the shares represented at the meeting is necessary to approve any such matters.

Shareholder Proposals

Shareholders may present proposals for shareholder actions in the proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by Infinity’s action in accordance with the proxy rules. Shareholder proposals prepared in accordance with the proxy rules must be received at the offices of Infinity, 950 Seventeenth Street, Suite 800, Denver, Colorado 80202, no later than January 23, 2007, in order to be included in the proxy statement and proxy relating to the 2007 annual meeting of shareholders. Any proposals submitted outside the process of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, will be considered untimely if submitted later than ninety (90) days prior to the date of the 2007 annual meeting of shareholders.

JAMES A. TUELL
PRESIDENT AND CHIEF EXECUTIVE
OFFICER

Denver, Colorado
May 1, 2006

APPENDIX A

INFINITY ENERGY RESOURCES, INC.
2006 EQUITY INCENTIVE PLAN
470,000 SHARES

This Equity Incentive Plan was adopted this 1st day of March 2006, by Infinity Energy Resources, Inc., a Colorado corporation, upon the following terms and conditions:

1. Definitions.   Except as otherwise expressly provided in this Plan, the following capitalized terms shall have the respective meanings hereafter ascribed to them:

(a) “Board” shall mean the Board of Directors of the Company;

(b) “Code” shall mean the Internal Revenue Code of 1986, as amended;

(c) “Consultant” shall mean a person who provides services to the Company as an independent contractor;

(d) “Company” means Infinity Energy Resources, Inc. and each and all of any present and future subsidiaries;

(e) “Date of Grant” shall mean, for each participant in the Plan, the date on which the Board approves the specific grant to that participant under the plan;

(f) “Employee” shall be an employee of the Company or any subsidiary of the Company;

(g) “Grantee” shall mean the recipient of an Incentive Stock Option, a Non-statutory Option or a Restricted Share Award under the Plan;

(h) “Incentive Stock Option” shall refer to a stock option which qualifies under Section 422 of the Code;

(i) “Non-statutory Option” shall mean an option which is not an Incentive Stock Option;

(j) “Shares” shall mean the Company’s common stock, $.0001 par value;

(k) “Shareholders” shall mean owners of record of any Shares.

2. Purpose.  The purpose of this Equity Incentive Plan (the “Plan”) is two-fold. First, the Plan will further the interests of the Company and its shareholders by providing incentives in the form of stock options or restricted shares (each a “Share Award”) to employees who contribute materially to the success and profitability of the Company. Share Awards will be granted to recognize and reward outstanding individual performances and contributions and will give selected employees an interest in the Company parallel to that of the shareholders, thus enhancing their proprietary interest in the Company’s continued success and progress. This program also will enable the Company to attract and retain experienced employees. Second, the Plan will provide the Company flexibility and the means to reward directors and consultants who render valuable contributions to the Company.

3. Administration.  This Plan will be administered by the Board. The Board has the exclusive power to select the participants in this Plan, fix the awards to each participant, and make all other determinations necessary or advisable under the Plan, to determine whether the performance of an eligible employee warrants an award under this Plan, and to determine the amount and duration of the award. The Board has full and exclusive power to construe and interpret this Plan, to prescribe, amend and rescind rules and regulations relating to this Plan, and to take all actions necessary or advisable for this Plan’s administration. The Board shall have full power and authority to determine, and at the time such option is granted shall clearly set forth, whether the option shall be an Incentive Stock Option or a Non-statutory Option. Any such determination made by the Board will be final and binding on all persons. A member of the Board will not be liable for performing any act or making any determination required by or pursuant to the Plan, if such act or determination is made in good faith. The Board has the authority to set up a committee of directors to administer the Plan and to delegate whichever of the above powers it determines.

4. Participants.  Any employee, officer, director or consultant that the Board, in its sole discretion, designates is eligible to participate in this Plan. However, only employees of the Company shall be eligible to receive grants of Incentive Stock Options. The Board’s designation of a person as a participant in any year does not require the Board to designate that person to receive an award under this Plan in any other year or, if so designated, to receive the same award as any other participant in any year. The Board may consider such factors as it deems pertinent in selecting participants and in determining the amount of their respective awards, including, but without being limited to: (a) the financial condition of the Company; (b) expected profits for the current or future years; (c) the contributions of a prospective participant to the profitability and success of the Company; and (d) the adequacy of the prospective participant’s other compensation. The Board, in its discretion, may grant benefits to a participant under this Plan, even though stock, stock options, stock appreciation rights or other benefits previously were granted to him under this or another plan of the Company, whether or not the previously granted benefits have been exercised, but the participant may hold such options only on the terms and subject to the restrictions hereafter set forth. Subject to the foregoing limitation, a person who has participated in another benefit plan of the Company may also participate in this Plan.

5. Option Awards.  Awards of options to acquire Shares under this Plan, if any, will be granted as described below.

(a) Limitations.  Upon the exercise of an option, the Company shall deliver to the participant certificates representing authorized but unissued Shares. The cumulative total number of shares which may be subject to options issued and outstanding pursuant to this Plan is limited to 470,000 shares. This amount will be automatically adjusted in accordance with Section 17 of this Plan. If an option is terminated, in whole or in part, for any reason other than its exercise, the Board may reallocate the shares subject to that option (or to the part thereof so terminated) to one or more other options to be granted under this Plan.

(b) Expiration.  Any Incentive Stock Option granted under this Plan shall automatically expire ten years after the Date of Grant or at such earlier time as may be described in Section 6 or directed by the Board in the grant of the option. Notwithstanding the preceding sentence, no Incentive Stock Option granted to a Shareholder who owns, as of the Date of Grant, stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company shall, in any event, be exercisable after the expiration of five years from the Date of Grant. For the purpose of determining under any provision of this Plan whether a shareholder owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company, such shareholder shall be considered as owning the stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors and lineal descendants, and stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries.

(c) Option Exercise Price.  Each option shall state the option price, which shall be not less than 100% of the fair market value of the Shares on the Date of Grant or the par value thereof whichever is greater. Notwithstanding the preceding sentence, in the case of a grant of an Incentive Stock Option to an employee who, as of the Date of Grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or its parent or subsidiaries, the option price shall not be less than 110% of the fair market value of the Shares on the Date of Grant or the par value thereof, whichever is greater.

During such time as the Shares are not traded in any securities market, the fair market value per share shall be determined by a good faith effort of the Board, using its best efforts and judgment. During such time as the Shares are traded in a securities market but not listed upon an established stock exchange, the fair market value per share shall be the highest closing bid price in the securities market in which it is traded on the Date of Grant, as reported by the National Association of Securities Dealers, Inc. If the Shares are listed upon an established stock exchange or exchanges such fair market value shall be deemed to be the highest closing price on such stock exchange or exchanges on the Date of Grant, or if no sale of any Shares shall have been made on any stock exchange on that day, on the next preceding day on which there was such a sale. Subject to the foregoing, the Board shall have full authority and discretion in fixing the option price and shall be fully protected in doing so.

(d) Maximum Option Exercise.  The aggregate fair market value (determined as of the Date of Grant) of the stock with respect to which Incentive Stock Options are exercisable for the first time by a grantee during any calendar year (under all such plans of the Company and its parent or subsidiary, if any) shall not exceed $100,000. For purposes of this Section 5, the value of stock acquired through the exercise of Non-statutory Options shall not be included in the computation of the aggregate fair market value.

6. Exercise of Options.

(a) No stock option granted under this Plan may be exercised before the Grantee’s completion of such period of services as may be specified by the Board on the Date of Grant. Furthermore, the timing of the exercise of any option granted under this Plan may be subject to a vesting schedule based upon years of service or an expiration schedule as may be specified by the Board on the Date of Grant. Thereafter, or if no such period is specified subject to the provisions of subsections (c), (d), (e), (f) and (g) of this Section 6, the Grantee may exercise the option in full or in part at any time until expiration of the option.

A Grantee cannot exercise an Incentive Stock Option granted under this Plan unless, at the time of exercise, he has been continuously employed by the Company since the date the option was granted. The Board may decide in each case to what extent bona fide leaves of absence for illness, temporary disability, government or military service, or other reasons will not be deemed to interrupt continuous employment.

(b) Unless an Option specifically provides to the contrary, all options granted under this Plan shall immediately become exercisable in full in the event of the consummation of any of the following transactions (individually, a “Change of Control”):

(i) A merger or acquisition in which the Company is not the surviving entity;

(ii) The sale, transfer or other disposition of all or substantially all of the assets of the Company; or

(iii) Any merger in which the Company is the surviving entity but in which fifty percent (50%) or more of the Company’s outstanding voting stock is issued to holders different from those who held the stock immediately prior to such merger.

(c) Except as provided in subsections (d), (e) and (f) of this Section 6, a Grantee cannot exercise an Incentive Stock Option after he ceases to be an employee of the Company, unless the Board, in its sole discretion, grants the recipient an extension of time to exercise the Incentive Stock Option after cessation of employment. The extension of time of exercise that may be granted by the Board under this subsection (c) shall not exceed three months after the date on which the Grantee ceases to be an employee and in no case shall extend beyond the stated expiration date of the option.

(d) If the employment of a Grantee is terminated by the Company for cause as defined in subsection (i) of this Section 6, all rights to any stock option granted under this Plan shall terminate, including but not limited to the ability to exercise such stock options.

(e) If a Grantee ceases to be an employee as a result of retirement, he may exercise the Incentive Stock Option within three months after the date on which he ceases to be an employee (but no later than the stated expiration date of the option) to the extent that the Incentive Stock Option was exercisable when he ceased to be an employee. An employee shall be regarded as retired if he terminates employment after his sixty-fifth birthday.

(f) If a Grantee ceases to be an employee because of disability (within the meaning of Section 105(d)(4) of the Code), or if a Grantee dies, and if at the time of the Grantee’s disability or death he was entitled to exercise an Incentive Stock Option granted under this Plan, the Incentive Stock Option can be exercised within 12 months after his death or termination of employment on account of disability (but no later than the stated expiration date of the option), by the Grantee in the case of disability or, in case of death, by his personal representative, estate or the person who acquired by gift, bequest or inheritance his right to exercise the Incentive Stock Option. Such options can be exercised only as to the number of shares for which they could have been exercised at the time the Grantee died or became disabled.

(g) With respect to Non-statutory Options granted to Board members, the Board may provide on the Date of the Grant that such options will expire a specified number of days after such Board member ceases to be a member of the Board. In the absence of any such provision, the option will expire on the stated expiration date of the option.

(h) Any stock option granted under the Plan will terminate, as a whole or in part, to the extent that, in accordance with this Section 6, it no longer can be exercised.

(i) For purposes of this Section 6, “cause” shall mean the following:

(1) Fraud or criminal misconduct;

(2) Gross negligence;

(3) Willful or continuing disregard for the safety or soundness of the Company;

(4) Willful or continuing violation of the published rules of the Company.

(j) Notice.  Options may be exercised only by delivery to the Company of a written stock option exercise agreement (the “Exercise Agreement”) in a form approved by the Board (which need not be the same for each Grantee), stating the number of shares being purchased, the restrictions imposed on the shares, if any, and such representations and agreements regarding Grantee’s investment intent and access to information, if any, as may be required by the Company to comply with applicable securities laws, together with payment in full of the exercise price for the number of Shares being purchased.

(k) Payment.  Payment for the shares may be made in cash (by check) or, where approved by the Board in its sole discretion and where permitted by law: (a) by cancellation of indebtedness of the Company to the Grantee; (b) by surrender of shares of common stock of the Company having a Fair Market Value equal to the applicable exercise price of the Option that have been owned by Grantee for more than six months (and which have been paid for within the meaning of the Securities and Exchange Commission (“SEC”) Rule 144 and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares), or were obtained by Grantee in the open public market; (c) by waiver of compensation due or accrued to Grantee for services rendered; (d) provided that a public market for the Company’s stock exists, through a “same day sale” commitment from Grantee and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby Grantee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the exercise price directly to the Company; (e) provided that a public market for the Company’s stock exists, through a “margin” commitment from Grantee and an NASD Dealer whereby Grantee irrevocably elects to exercise the Option and to pledge the shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the exercise price directly to the Company; or (f) by any combination of the foregoing.

(l) Taxes; Compliance with Law; Approval of Regulatory Bodies.  The Company, if necessary or desirable, may pay or withhold the amount of any tax attributable to any amount payable or shares deliverable under this Plan and the Company may defer making payment on delivery until it is indemnified to its satisfaction for that tax. Stock options are exercisable, and shares can be delivered under this Plan, only in compliance with all applicable federal and state laws and regulations, including, without limitation, state and federal securities laws, and the rules of all stock exchanges on which the Company’s shares are listed at any time. Any certificate issued pursuant to options granted under this Plan shall bear such legends and statements as the Board deems advisable to assure compliance with federal and state laws and regulations. No option may be exercised, and shares may not be issued under this Plan, until the Company has obtained the consent or approval of every regulatory body, federal or state, having jurisdiction over such matters as the Board deems advisable.

Specifically, in the event that the Company deems it necessary or desirable to file a registration statement with the Securities and Exchange Commission or any State Securities Commission, no option granted under the Plan may be exercised, and shares may not be issued, until the Company has obtained the consent or approval of such Commission.

In the case of the exercise of an option by a person or estate acquiring by bequest or inheritance the right to exercise such option, the Board may require reasonable evidence as to the ownership of the option and may require such consents and releases of taxing authorities as the Board deems advisable.

7. Restricted Share Awards.  Each restricted share award agreement shall be in such form and shall contain such restrictions, terms and conditions, if any, as the Board shall deem appropriate and shall be subject to the terms and conditions of this Plan. The terms and conditions of restricted share award agreements may change from time to time, and the terms and conditions of separate restricted share award agreements need not be identical, but each restricted share award agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(a) Consideration.  A restricted share award may be awarded in consideration for past services actually rendered, or for future services to be rendered, to the Company or an affiliate of the Company for its benefit.

(b) Vesting.  Common Stock awarded under the restricted share award agreement may (A) be subject to a vesting schedule to be determined by the Board, or (B) be fully vested at the time of grant.

(c) Termination of Grantee’s Service.  Unless otherwise provided in the restricted share award agreement, in the event a Grantee’s service terminates prior to a vesting date set forth in the restricted share award agreement, any unvested restricted share award shall be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company, and neither the Grantee nor his or her heirs, executors, administrators or successors shall have any right or interest in the restricted share award. Notwithstanding the foregoing, unless otherwise provided in the restricted share award agreement, in the event a Grantee’s service terminates as a result of (A) being terminated by the Company for reasons other than for cause, (B) death, (C) disability, (D) retirement, or (E) a Change of Control, then any unvested restricted share award shall vest immediately upon such date.

(d) Transferability.  Rights to acquire Common Stock under the restricted share award agreement shall be transferable by the Grantee only upon such terms and conditions as are set forth in the restricted share award agreement, as the Board shall determine in its discretion, so long as Shares awarded under the restricted share award agreement remain subject to the terms of the restricted share award agreement.

8. Assignability.  No Share Award granted under this Plan is transferable other than by will or the laws of descent and distribution. Each Share Award is exercisable during the life of the Grantee only by him.

9. Tenure.  A participant’s right, if any, to continue to serve the Company as an officer, employee or otherwise, will not be enlarged or otherwise affected by his designation as a participant under this Plan, and such designation will not in any way restrict the right of the Company to terminate at any time the employment or affiliation of any participant for cause or otherwise.

10. Amendment and Termination of Plan.  The Board may alter, amend or terminate this Plan from time to time without approval of the shareholders. However, without the approval of the shareholders, no amendment will be effective that:

(a) materially increases the benefits accruing to participants under the Plan;

(b) increases the cumulative number of shares that may be delivered upon the exercise of options granted under the Plan or the aggregate fair market value of options which a participant may exercise in any calendar year;

(c) materially modifies the eligibility requirements for participation in the Plan; or

(d) amends the requirements of paragraphs (a)-(c) of this Section 10.

Any amendment, whether with or without the approval of shareholders, that alters the terms or provisions of an option granted before the amendment will be effective only with the consent of the participant to whom the option was granted or the holder currently entitled to exercise it, except for adjustments expressly authorized by this Plan.

11. Expenses of Plan.  The expenses of the Plan will be borne by the Company.

12. Duration of Plan.  Share Awards may only be granted under this Plan during the ten years immediately following the earlier of the adoption of the Plan or its approval by the Shareholders. Share Awards granted during that ten year period will remain valid thereafter in accordance with their terms and the provisions of this Plan.

13. Other Provisions.  The award agreements authorized under the Plan shall contain such other provisions including, without limitation, restrictions upon the exercise of the option, as the Board shall deem advisable. Any such option agreements, which are intended to be “Incentive Stock Options” shall contain such limitations and restrictions upon the exercise of the option as shall be necessary in order that such option will be an “Incentive Stock Option” as defined in Section 422 of the Code.

14. Indemnification of the Board.  In addition to such other rights of indemnification as they may have as directors, the members of the Board shall be indemnified by the Company against the reasonable expenses, including attorneys’ fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such director is liable for negligence or misconduct in the performance of his duties.

15. Application of Funds.  The proceeds received by the Company from the sale of stock pursuant to options granted under this Plan will be used for general corporate purposes.

16. No Obligation to Exercise Option.  The granting of an option shall impose no obligation upon the Grantee to exercise such option.

17. Adjustment Upon Change of Shares.  If a reorganization, merger, consolidation, reclassification, recapitalization, combination or exchange of shares, stock split, stock dividend, rights offering, or other event affecting shares of the Company occurs, then the number and class of shares to which options are authorized to be granted under this Plan, the number and class of shares then subject to options previously granted under this Plan, and the price per share payable upon exercise of each option outstanding under this Plan shall be equitably adjusted by the Board to reflect such changes.

18. Number and Gender.  Unless otherwise clearly indicated in this Plan, words in the singular or plural shall include the plural and singular, respectively, where they would so apply, and words in the masculine or neuter gender shall include the feminine, masculine or neuter gender where applicable.

19. Applicable Law.  The validity, interpretation and enforcement of this Plan are governed in all respects by the laws of Colorado.

20. Effective Date of Plan.  This Plan shall not take effect until adopted by the Board. This Plan shall terminate if it is not approved by the shareholders of the capital stock of the Company, which approval must occur within the period beginning twelve months before and ending twelve months after the Plan is adopted by the Board.

INFINITY ENERGY RESOURCES, INC.
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints Stanton E. Ross and James A. Tuell, with the power to appoint a substitute, and hereby authorizes either of them to represent and to vote as designated below, all the shares of common stock of Infinity Energy Resources, Inc. held of record by the undersigned at the close of business on May 1, 2006, at the annual meeting of shareholders to be held on May 23, 2006, or any adjournment thereof, hereby revoking all former proxies.
1.	Election of directors:

☐	FOR all nominees listed below (except as marked to the contrary)

☐	WITHHOLD authority to vote for all the nominees listed below:

Stanton E. Ross	James A. Tuell
Elliot M. Kaplan	Robert O. Lorenz
Leroy C. Richie
INSTRUCTION: To withhold authority to vote for any individual nominee, cross out that nominee’s name above.
2.	Approval of the 2006 Equity Incentive Plan.

☐	FOR	☐	AGAINST	☐	ABSTAIN
    3.     The ratification of the appointment of Ehrhardt Keefe Steiner & Hottman, P.C., as Infinity’s independent registered public accounting firm.

☐	FOR	☐	AGAINST	☐	ABSTAIN
4.	To transact such other business as may properly come before the meeting.
     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.
     SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE SHAREHOLDER’S SPECIFICATIONS ABOVE. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.
     The undersigned hereby acknowledges receipt of the notice of annual meeting of shareholders, proxy statement and annual report.
     Dated:                                         , 2006.

Signature(s) of Shareholder(s)
Please sign exactly as your name appears on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF INFINITY
ENERGY RESOURCES, INC. PLEASE SIGN AND RETURN THIS PROXY IN THE
ENCLOSED PRE-ADDRESSED ENVELOPE. THE GIVING OF A PROXY WILL NOT
AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.